Exhibit 1.1

$25,000,000

BFC CAPITAL TRUST II

BANCFIRST CORPORATION

    % Trust Preferred Securities

(Liquidation Amount $25.00 per Preferred Security)

UNDERWRITING AGREEMENT

February     , 2004

Advest, Inc.

Howe Barnes Investments, Inc.

c/o Advest, Inc.

One Rockefeller Plaza, 20th Floor

New York, New York 10020

Ladies and Gentlemen:

BFC Capital Trust II (the “Trust”), a statutory trust organized under the Delaware Statutory Trust Act (the “Delaware Act”) of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Section 3801 et seq.), and BancFirst Corporation, an Oklahoma corporation (the “Company” and, together with the Trust, the “Offerors”), as depositor of the Trust and as guarantor, hereby confirm their agreement with you and the underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”), as follows:

1. Introduction. Upon the terms and subject to the conditions set forth in this Underwriting Agreement (this “Agreement”), the Trust agrees to, and the Company agrees to cause the Trust to, issue and sell to the Underwriters, who are acting severally and not jointly, an aggregate liquidation amount of $25,000,000 (the “Firm Securities”) of the Trust’s     % preferred securities (the “Preferred Securities”) as set forth in Schedule I hereto. The Trust also proposes to, and the Company also proposes to cause the Trust to, issue and sell to the Underwriters, at the Underwriters’ option, up to an additional $1,000,000 aggregate liquidation amount of Preferred Securities (the “Option Securities”). The term “Preferred Securities” as used herein, unless indicated otherwise, shall mean the Firm Securities and the Option Securities.

The Preferred Securities and the Common Securities (as defined herein) are to be issued pursuant to the Amended and Restated Trust Agreement to be dated as of February     , 2004 (the “Trust Agreement”), among the Company, as depositor, and The

Bank of New York (“Trust Company”), a banking organization organized under the laws of the State of New York, as property trustee (“Property Trustee”), and The Bank of New York (Delaware) (“Trust Delaware”), a Delaware banking corporation, as Delaware trustee (“Delaware Trustee”); David E. Rainbolt, Joe T. Shockley and Randy P. Foraker as administrative trustees; and the holders from time to time of undivided interests in the assets of the Trust. The Preferred Securities will be guaranteed by the Company on a subordinated basis and subject to certain limitations with respect to distributions and payments upon liquidation, redemption or otherwise (the “Guarantee”) pursuant to the Guarantee Agreement to be dated as of February     , 2004 (the “Guarantee Agreement”), between the Company and the Trust Company, as Trustee (the “Guarantee Trustee”). The assets of the Trust will consist of     % junior subordinated deferrable interest debentures, due                     , 2034 (the “Junior Subordinated Debentures”) of the Company which will be issued under a Junior Subordinated Indenture dated as of February     , 2004 (the “Indenture”), between the Company and the Trust Company, as Trustee (the “Indenture Trustee”). Under certain circumstances, the Junior Subordinated Debentures will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of the Trust’s common securities (the “Common Securities”), and will be used by the Trust to purchase an equivalent amount of the Junior Subordinated Debentures.

2. Representations and Warranties. Each of the Offerors represents and warrants to, and agrees with, each of the Underwriters as follows:

(a) The Offerors have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File Nos. 333-112488 and 333-112488-01) and a related preliminary prospectus for the registration of the Preferred Securities, the Guarantee and the Junior Subordinated Debentures under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”). The Offerors have prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including the Prospectus and all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the “Registration Statement,” except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Date (as defined below), “Registration Statement” shall refer to such registration statement as so amended. Each prospectus included in the registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations (including the documents incorporated by reference therein) is hereinafter called the “Preliminary Prospectus.” The term “Prospectus” means the final prospectus (including the documents incorporated by reference therein, if any), as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act

Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and no proceedings for that purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated by the Commission.

(b) The Company meets the requirements for use of Form S-3 under the Securities Act and, when the Registration Statement on such form shall become effective and at all times subsequent thereto up to the Closing Date referred to below (and, with respect to the Option Securities, up to the Option Closing Date referred to below), (A) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the rules and regulations of the Commission under the Trust Indenture Act; (B) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) neither the Prospectus nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Offerors by the Underwriters expressly for use in the Registration Statement or the Prospectus, or any information contained in any Form T-1 which is an exhibit to the Registration Statement. The statements contained in the [third and fifth] paragraphs under the caption “Underwriting” in the Prospectus constitute the only information furnished to the Offerors in writing by the Underwriters expressly for use in the Registration Statement or the Prospectus.

(c) The documents incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were or are hereafter filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”) and, when read together and with the other information in the Prospectus, at the time the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case after excluding any statement that does not constitute a part of the Registration Statement or the Prospectus pursuant to Rule 412 of the Securities Act Regulations.

(d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Oklahoma with full power and authority (corporate and other) to own, lease, and operate its properties and conduct its business as described in the Prospectus; the Company has no subsidiaries except those described in the Registration Statement (each a “Subsidiary”); except as to Century Life Assurance Company, the capital stock of which is owned 75% by the Company, the Company owns, directly or indirectly, beneficially and of record all of the outstanding capital stock of each Subsidiary free and clear of any claim, lien, encumbrance or security interest. The Company and each of its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which any of them owns or leases properties, has an office, or in which the business conducted by any of them makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise), business, prospects, assets, properties, results of operations, or net worth of the Company and its Subsidiaries taken as a whole (“Material Adverse Effect”); and no proceeding has been instituted in any jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(e) The Company is duly registered with the Board of Governors of the Federal Reserve System as a bank holding company and financial holding company under the Bank Holding Company Act of 1956, as amended (“BHCA”); each subsidiary of the Company that conducts business as a bank is duly authorized to conduct such business in each jurisdiction in which such business is currently conducted; and the deposit accounts of BancFirst are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the “FDIC”) up to the maximum allowable limits thereof. The Offerors have all such power, authority, authorization, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Preferred Securities and the Junior Subordinated Debentures.

(f) BancFirst is a commercial bank duly organized, validly existing and in good standing under the laws of the State of Oklahoma with full corporate power and authority under such laws to own, lease and operate its properties and conduct its business. BancFirst is not qualified to transact business as a foreign corporation nor does it own or lease property of a nature, or transact business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a Material Adverse Effect. All of the outstanding shares of capital stock of BancFirst and each of the Company’s other subsidiaries have been duly authorized and validly issued and are fully paid and non assessable and are owned by the Company directly or indirectly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

(g) Except for BancFirst, the Company does not have any “significant subsidiaries” as defined in Rule 1-02 of Regulation S-X of the Commission.

(h) (i) The Preferred Securities have been duly and validly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the Trust Agreement and delivered to the Underwriters against payment of the consideration set forth herein, will constitute valid and legally binding obligations of the Trust enforceable in accordance with their terms and entitled to the benefits provided by the Trust Agreement (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally or general equity principles (whether considered in a proceeding in equity or at law)).

(ii) The Trust Agreement has been duly authorized and, when executed and delivered by the Trust, will have been duly executed and delivered by the Trust and, assuming due authorization and execution of the Trust Agreement by each other party thereto, will constitute the valid and legally binding instrument of the Trust, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally or general equity principles (whether considered in a proceeding in equity or at law)).

(iii) The Junior Subordinated Debentures have been duly and validly authorized for delivery by the Company and, when executed and delivered to the Trustee and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to the Trust against payment of the consideration set forth herein, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally or general equity principles (whether considered in a proceeding in equity or at law)) and entitled to the benefits provided by the Indenture.

(iv) The Indenture has been duly authorized and, when executed and delivered by the Company, will have been duly executed and delivered by the Company and, assuming due authorization and execution of the Indenture by the Trustee, will constitute the valid and legally binding instrument of the Company, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally or general equity principles (whether considered in a proceeding in equity or at law)).

(v) The Guarantee Agreement has been duly authorized and, when executed and delivered by the Company, will have been duly executed and delivered by the Company and, assuming due authorization and execution of the Guarantee by each other party thereto, will constitute the valid and legally binding instrument of the Company, enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, readjustment of debt, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally or general equity principles (whether considered in a proceeding in equity or at law)).

(vi) The Common Securities have been duly and validly authorized by the Trust and, when executed and delivered by the Trust to the Company against payment therefore as described in the Prospectus, will be duly and validly issued and fully paid undivided beneficial interests in the assets of the Trust.

(vii) The Preferred Securities, the Trust Agreement, the Junior Subordinated Debentures, the Indentures, the Guarantee and the Common Securities will conform in all material respects to the description thereof in the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same. The issuance of the Preferred Securities and the Common Securities is not subject to any preemptive or other similar rights. All of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(i) Neither the Trust nor the Company or any Subsidiary, is, or with the giving of notice or lapse of time or both will be, in violation or breach of, or in default under, nor will the execution or delivery of, or the performance and consummation of the transactions contemplated by this Agreement (including the offer, sale, or delivery of the Preferred Securities), conflict with, or result in a violation or breach of, or constitute a default under, any provision of the organization documents of the Trust or the Articles of Incorporation (as amended or restated), Bylaws (as amended or restated) of the Company, or other governing documents of the Trust, the Company or any Subsidiary, or of any provision of any agreement, contract, mortgage, deed of trust, lease, loan agreement, indenture, note, bond, or other evidence of indebtedness, or other material agreement or instrument to which the Trust, the Company or any Subsidiary is a party or by which any of them is bound or to which any of their properties is subject, nor will the performance by the Offerors of their obligations hereunder violate any rule, regulation, order, or decree, applicable to the Trust, the Company or any Subsidiary of any court or any regulatory body, administrative agency, or other governmental body having jurisdiction over the Trust, the Company or any Subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Trust, the Company or any Subsidiary was or is now a party or by which it is bound, except those, if any, described in the Prospectus or which are not material to the Company and the Trust taken as a whole. No consent, approval, filing, authorization, registration, qualification, or order, including with or by any bank regulatory agency, is required for the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than such that have been obtained or made, except for compliance with the Securities Act, the Exchange Act, and the Blue Sky Laws applicable to the public offering of the Preferred Securities by the Underwriters, the clearance of such offering and the underwriting arrangements evidenced hereby with the National Association of Securities Dealers, Inc. (“NASD”), and the listing of the Preferred Securities on The Nasdaq Stock Market. This Agreement has been duly authorized, executed and delivered by the Company and the Trust and constitutes a valid and binding obligation of the Company and the Trust and is enforceable against the Company and the Trust in accordance with its terms.

(j) Ernst & Young LLP, which has audited, reviewed, and expressed its opinion with respect to certain of the financial statements and schedules filed with the Commission as a part of the Registration Statement and included or to be included, as the case may be, in the Prospectus and in the Registration Statement, and whose report is included in the Prospectus and the Registration Statement, are independent accountants within the meaning of Regulation S-X under the Securities Act.

(k) The consolidated financial statements and schedules and the related notes thereto included or incorporated by reference in the Registration Statement, the Preliminary Prospectus, and the Prospectus present fairly the financial position of the entities purported to be shown thereby as of the respective dates of such financial statements and schedules, and the results of operations and changes in equity and in cash flows of the entities purported to be shown thereby for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as may be disclosed in the Prospectus. All adjustments necessary for a fair presentation of the results of such periods have been made. The Company had an outstanding capitalization as set forth in the “Actual” column under the heading “Capitalization” in the Prospectus as of the date indicated therein and there has been no material change therein since such date except as disclosed in the Prospectus. The financial, operating, and statistical information set forth in the Prospectus under the headings “Summary,” “Summary of Consolidated Financial Data,” “Use of Proceeds,” “Consolidated Ratios of Earnings to Fixed Charges,” and “Capitalization,” are fairly presented and prepared on a basis consistent with the audited financial statements of the Company.

(l) There is no litigation or governmental proceeding, action, or investigation pending or, to the knowledge of the Trust or the Company, threatened, to which the Trust, the Company or any Subsidiary is or may be a party or to which property owned or leased by the Company or any Subsidiary is or may be subject, or related to environmental or discrimination matters, which is required to be disclosed in the Registration Statement or the Prospectus by the Securities Act or the Securities Act Regulations and is not so disclosed, or which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

(m) Either the Company or a Subsidiary, as the case may be, has good and marketable title in fee simple to all items of real property and good and marketable title to all the personal properties and assets reflected as owned by the Company or a Subsidiary in the Prospectus (or elsewhere in the Registration Statement), in each case clear of all liens, mortgages, pledges, charges, or encumbrances of any kind or nature except those, if any, reflected in the financial statements described above (or elsewhere in the Registration Statement) or which are not material to the Company and its Subsidiaries taken as a whole; all properties held or used by the Company or a Subsidiary under leases, licenses, franchises or other agreements are held by them under valid, existing, binding, and enforceable leases, franchises, licenses, or other agreements with respect to which it is not in default.

(n) Neither the Trust nor the Company or any Subsidiary has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, stabilization or manipulation, under the Exchange Act or otherwise, of the price of the Preferred Securities.

(o) Except as reflected in or contemplated by the Registration Statement, since the respective dates as of which information is given in the Registration Statement and prior to the Closing Date and Option Closing Date (as such terms are hereinafter defined):

(i) neither the Company nor any Subsidiary has or will have incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction not in the ordinary course of business without the prior consent of the Representatives;

(ii) neither the Company nor any Subsidiary has or will have paid or declared any dividend or other distribution with respect to its capital stock, other than the fourth quarter 2003 dividends of $.25 per common share and $48.25 per preferred share, respectively, of the Company and BancFirst, and neither the Company nor any Subsidiary has or will be delinquent in the payment of principal or interest on any outstanding debt obligations; and

(iii) there has not been and will not be any change in the capital stock or any material change in the indebtedness of the Company or any Subsidiary (except as may result from the closing of the transactions contemplated by this Agreement), or any adverse change in the condition (financial or otherwise), or any development involving a prospective adverse change in their respective businesses (resulting from litigation or otherwise), prospects, properties, condition (financial or otherwise), net worth, or results of operations which is material to the Company and its Subsidiaries taken as a whole.

(p) There is no contract or other document, transaction, or relationship required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as an exhibit thereto that has not been described and filed as required.

(q) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to the preemptive rights of any stockholder of the Company. Except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act. Except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any Subsidiary convertible into or exchangeable for any capital stock of the Company or any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(r) All documents delivered or to be delivered by the Offerors or any of their representatives in connection with the issuance and sale of the Preferred Securities were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete, and correct in all material respects.

(s) The Company and each Subsidiary have filed all necessary federal and all state, local and foreign income and franchise tax returns and paid all taxes shown as due thereon; and no tax deficiency has been asserted or threatened against the Company or any Subsidiary that would have a Material Adverse Effect, except as described in the Prospectus.

(t) The Company or a Subsidiary owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, servicemark registrations, copyrights, and licenses necessary for the conduct of the business of the Company and the Subsidiaries or ownership of their respective properties, and neither the Company nor any Subsidiary has received notice of conflict with the asserted rights of others in respect thereof which has not been resolved.

(u) The Company and each Subsidiary have in place and effective such policies of insurance, with limits of liability in such amounts, as are normal and prudent in the ordinary scope of business similar to that of the Company and such Subsidiary in the respective jurisdiction in which they conduct business.

(v) The Company and each Subsidiary have and hold, and at the Closing Date or Option Closing Date will have and hold, and are operating in compliance with, and have fulfilled and performed all of their material obligations with respect to, all permits, certificates, franchises, grants, easements, consents, licenses, approvals, charters, registrations, authorizations, and orders (collectively, “Permits”) required under all laws, rules, and regulations (including, without limitation, laws, rules and regulations applicable to banking and bank holding companies) in connection with their respective businesses, and all of such Permits are in full force and effect; and there is no pending proceeding, and neither the Company nor any Subsidiary has received notice of any threatened proceeding, relating to the revocation or modification of any such Permits. Neither the Company nor any Subsidiary is (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable federal, state, municipal, or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal, or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of banking, environmental protection, occupational safety and health, and equal employment practices) heretofore or currently in effect, except such violation that has been fully cured or satisfied without recourse or that is not reasonably likely to have a Material Adverse Effect.

(w) The provisions of any employee pension benefit plan (“Pension Plan”) as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), in which the Company or any Subsidiary is a participating employer are in substantial compliance with ERISA, and neither the Company nor any Subsidiary is in violation of ERISA. The Company, each Subsidiary, or the plan sponsor thereof, as the case may be, has duly and timely filed the reports required to be filed by ERISA in connection with the maintenance of any Pension Plans in which the Company or any Subsidiary is a participating employer, and no facts, including any “reportable event” as defined by ERISA and the regulations thereunder, exist in connection with any Pension Plan in which the Company or any Subsidiary is a participating employer which might constitute grounds for the termination of such plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate U.S. District Court of a trustee to administer any such plan. The provisions of any employee benefit welfare plan, as defined in Section 3(1) of ERISA, in which the Company or any Subsidiary is a participating employer, are in substantial compliance with ERISA, and the Company, any Subsidiary, or the plan sponsor thereof, as the case may be, has duly and timely filed the reports required to be filed by ERISA in connection with the maintenance of any such plans.

(x) Neither the Company nor the Trust is an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act of 1940, as amended, or subject to regulation under such Act.

(y) No material labor dispute exists with the Company’s or any Subsidiary’s employees, and no such labor dispute is threatened. The Company has no knowledge of any existing or threatened labor disturbance by the employees of any of its principal agents, suppliers, contractors or customers that would have a Material Adverse Effect.

(aa) The Preferred Securities have been approved for inclusion in the Nasdaq National Market.

(bb) The Company has filed with the NASD all documents and notices required by the NASD of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

(cc) Neither the Company, BancFirst nor any other subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of banking, bank holding companies, consumer credit, truth-in-lending, usury, currency transaction reporting, environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect, except such violations that have been fully cured or satisfied without recourse or that in the aggregate will not have a Material Adverse Effect.

(dd) Neither the Company, BancFirst nor any other subsidiary has any agreement or understanding with any person (A) concerning the future acquisition by the Company or BancFirst of a controlling interest in any entity or (B) concerning the future acquisition by any person of a controlling interest in the Company, BancFirst or any other subsidiary, in either case that is required by the Securities Act or the Securities Act Regulations to be disclosed by the Company that is not disclosed in the Prospectus.

(ee) Neither this Agreement nor any certificate, statement or other document delivered or to be delivered by the Offerors or any Subsidiary contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Any certificate signed by any director or officer of the Company or the Trust, as the case may be, and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty of the Company or the Trust, as the case may be, to the Underwriters as to the matters covered thereby.

3. Purchase Sale and Delivery to Underwriters; Closing. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust and the Company, as the case may be, agree that the Trust will issue and sell to the Underwriters, and the Underwriters agree to purchase from the Trust, 1,000,000 Firm Securities at a purchase price of $25.00 per Firm Security.

Payment of the purchase price for, and delivery of, the Firm Securities shall be made at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York City, New York, or at such other place as shall be agreed upon by the Representatives, the Trust and the Company, at 10:00 A.M. Eastern Daylight Time, on the third business day (unless postponed in accordance with the provisions of Section 14) following the date of this Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Trust and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

As compensation (the “Underwriting Commission”) for the commitments of the Underwriters contained in this Section 3, and in view of the fact that the proceeds of the sale of the Preferred Securities (together with the proceeds from the sale by the Trust to the Company of the Common Securities) will be used to purchase the Junior Subordinated Debentures, the Company hereby agrees to pay to the Underwriters an amount equal to     % of the public offering price of the Preferred Securities (except with respect to sales of up to     % of the Preferred Securities if such sales are directed by the Company, in which case such amount shall be equal to     % of the public offering price of such Preferred Securities). Such payment will be made on the Closing Date with respect to the Firm Securities and on the Option Closing Date (as defined below) with respect to the Option Securities.

Payment for the Firm Securities shall be made to the Trust by wire transfer of immediately available funds, against delivery to the Underwriters of the Firm Securities to be purchased by them. The Firm Securities shall be issued in the form of one or more fully registered global securities (the “Global Securities”) in book-entry form in such denominations and registered in the name of the nominee of The Depository Trust Company (the “DTC”) or in such names as the Representatives may request in writing at least two business days before the Closing Date. The Global Securities representing the Firm Securities shall be made available for examination by the Representatives and counsel to the Underwriters not later than 9:30 A.M. Eastern Standard Time on the last business day prior to the Closing Date.

In addition, on the basis of the representations, warranties, and agreements contained herein, but subject to the terms and conditions set forth herein, the Trust hereby grants to the Underwriters an option to purchase, severally and not jointly, from the Trust the Option Securities in the same proportion as the number of Preferred Securities set forth opposite their names on Schedule I bears to the total number of Firm Securities, at the same purchase price per Preferred Security to be paid for the Firm Securities, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Securities. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of this Agreement, upon notice by the Representatives to the Trust which sets forth the aggregate liquidation amount of Option Securities as to which the Underwriters are exercising the option, and the time and place at which the certificate representing the Option Securities will be delivered. Such time of delivery may not be earlier than the Closing Date and herein is called the “Option Closing Date.” The Option Closing Date shall be determined by the Representatives, but if at any time other than the Closing Date, shall not be earlier than three nor later than five full business days after delivery of such notice to exercise. Certificates for the Option Securities will be made available for inspection at least 24 hours prior to the Option Closing Date at the offices of DTC, or its designated custodian, or at such other location as specified by the Representatives. The manner of payment for delivery of the Option Securities shall be the same as for the Firm Securities as specified in this Section 3.

4. Representations and Warranties of the Underwriters. The Representatives, on behalf of the Underwriters, represent and warrant to the Company that the information set forth in the [third and fifth] paragraphs of the section in the Prospectus entitled “Underwriting” was the only written information furnished to the Company by and on behalf of any Underwriter expressly for use in connection with the preparation of the Registration Statement, and is correct and complete in all material respects and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

5. Offering by the Underwriters. The Trust and the Company are advised by the Representatives that the Underwriters propose to make a public offering of the Preferred Securities, on the terms and conditions set forth in the Registration Statement from time to time as and when the Underwriters deem advisable after the Registration Statement becomes effective. Because the NASD is expected to view the Preferred Securities as interests in a direct participation program, the offering of the Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD’s Conduct Rules.

6. Agreements of the Offerors. Each of the Offerors covenants and agrees with each of the Underwriters that:

(a) If any information shall have been omitted from the Registration Statement in reliance upon Rule 430A, the Company, at the earliest possible time, will furnish the Representatives with copies of the Prospectus to be filed by the Offerors with the Commission to comply with Rule 424(b) and Rule 430A under the Securities Act, and, unless the Underwriters object to such filing, will file such Prospectus with the Commission in compliance with such Rules. Upon compliance with such Rules, the Company will so advise the Representatives promptly. The Company will advise the Representatives and counsel to the Underwriters promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification received by the Company of the suspension of qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, or of any notification received by the Company of the suspension of qualification of the Preferred Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose. The Company also will advise the Representatives and counsel to the Underwriters promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any Preliminary Prospectus, or of the Prospectus, or for

additional information. The Offerors will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), to any Preliminary Prospectus, or to the Prospectus (including a prospectus filed pursuant to Rule 424(b)) if the Representatives have not been furnished with copies prior to such filing or if the Representatives reasonably object to such filing.

(b) For the period during which a Prospectus relating to the Preferred Securities is required to be delivered under the Securities Act, the Offerors shall comply with all requirements imposed on them by the Securities Act, as now and hereafter amended, and by the Securities Act Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales or dealings in the Preferred Securities as contemplated by the provisions hereof and the Prospectus. If any event occurs as a result of which the Prospectus, including any subsequent amendment or supplement, would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it becomes necessary at any time to amend the Prospectus, including any amendment or supplement thereto, to comply with the Securities Act, the Company, subject to the last sentence of Section 6(a), promptly will advise the Representatives and counsel to the Underwriters thereof and the Offerors will promptly prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; and, if any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company, upon request of the Representatives but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

(c) The Offerors will not, prior to the Option Closing Date or 30 days after the date of this Agreement, whichever occurs first, without the prior consent of the Representatives, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or any transaction with a related party which is required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-K under the Securities Act, except as contemplated by the Prospectus.

(d) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the fiscal quarter in which the first anniversary date of the effective date of the Registration Statement, occurs, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

(e) During such period as a prospectus is required by law to be delivered in connection with sales by an underwriter or dealer, the Company will furnish to the Representatives, at the expense of the Company, copies of the Registration Statement, the Prospectus, any Preliminary Prospectus, and all amendments and supplements to any such documents, in each case as soon as available and in such quantities as the Representatives may reasonably request, for the purposes contemplated by the Securities Act.

(f) The Offerors will use their best efforts to take or cause to be taken in cooperation with the Representatives and counsel to the Underwriters all actions required in qualifying or registering the Preferred Securities for sale under the Blue Sky Laws of such jurisdictions as the Representatives may reasonably designate, provided the Offerors shall not be required to qualify generally as foreign corporations or as a dealer in securities or to consent generally to the service of process under the law of any such state (except with respect to the offering and sale of the Preferred Securities), and will continue such qualifications or registrations in effect so long as reasonably requested by the Representatives to effect the distribution of the Preferred Securities (including, without limitation, compliance with all undertakings given pursuant to such qualifications or registrations). In each jurisdiction where any of the Preferred Securities shall have been qualified as provided above, the Offerors will file such reports and statements as may be required to continue such qualification for a period of not less than one year from the date of this Agreement.

(g) The Company will furnish to its security holders annual reports containing financial statements audited by independent public accountants. During the period ending three years after the date of this Agreement, (i) as soon as practicable after the end of the fiscal year, the Company will furnish to each of the Representatives two copies of the annual report of the Company containing the audited consolidated balance sheet of the Company as of the close of such fiscal year and corresponding audited consolidated statements of earnings, stockholders’ equity and cash flows for the year then ended, and (ii) the Company will file promptly and will furnish to each of the Representatives at or before the filing thereof copies of all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13, 14, or 15 of the Exchange Act. During such three-year period the Company also will furnish to the Representatives one copy of the following:

(i) as soon as practicable after the filing thereof, each other report, statement, or other document filed by the Company with the Commission;

(ii) as soon as practicable after the filing thereof, all reports, statements, other documents and financial statements furnished by the Company to Nasdaq pursuant to requirements of or agreements with Nasdaq; and

(iii) as soon as available, each report, statement, or other document of the Company mailed to its stockholders.

(h) The Offerors will use their best efforts to satisfy or cause to be satisfied the conditions to the obligations of the Underwriters in Section 8 hereof.

(i) The Offerors shall deliver the requisite notice of issuance to the NASD and shall take all necessary or appropriate action within their power to maintain the authorization for trading of the Preferred Securities on The Nasdaq Stock Market for a period of at least 36 months after the date of this Agreement.

(j) The Trust shall comply in all respects with the undertakings given by the Trust in connection with the qualification or registration of the Preferred Securities for offering and sale under the Blue Sky Laws.

(k) The Trust shall apply the proceeds from its sale of the Preferred Securities, combined with the entire proceeds from the sale by the Trust to the Company of the Trust’s Common Securities, to purchase an equivalent amount of Junior Subordinated Debentures. All the proceeds to be received by the Company from the sale of the Junior Subordinated Debentures will be used in the manner and for the purposes specified under the heading “Use of Proceeds” in the Prospectus. The Offerors shall file, and will furnish or cause to be furnished to the Representatives and counsel to the Representatives copies of all reports as may be required in accordance with Rule 463 under the Securities Act.

(l) Except for the sale of Preferred Securities pursuant to this Agreement, neither the Company nor any Subsidiary shall, directly or indirectly, offer, sell, contract to sell, issue, distribute, grant any option, right, or warrant to purchase or otherwise dispose of any Preferred Securities or substantially similar securities, in the open market or otherwise, for a period of      days after the later of the effective date of the Registration Statement or the date of this Agreement, without the express prior written consent of the Representatives.

7. Payment of Expenses and Fees

(a) Whether or not the transactions contemplated hereunder are consummated, or if this Agreement is terminated for any reason, the Company will pay or cause to be paid the costs, fees, and expenses incurred in connection with the offering of the Preferred Securities as follows:

(i) All costs, fees, and expenses incurred in connection with the performance of the obligations of the Company and the Trust hereunder, including all fees and expenses of the Company’s and the Trust’s accountants and counsel, all costs and expenses incurred in connection with the preparation, printing, filing, and distribution (including delivery and shipping costs) of the Registration Statement, each Preliminary Prospectus, and the Prospectus (including all amendments and exhibits thereto and the financial statements therein), and agreements and supplements provided for herein, this Agreement and other underwriting documents, including various Underwriters’ letters, and the Blue Sky Memoranda;

(ii) All filing and registration fees and expenses, including the legal fees and disbursements of counsel, incurred in connection with qualifying or registering all or any part of the Preferred Securities, the Guarantee and the Junior Subordinated Debentures for offer and sale under the Blue Sky Laws;

(iii) All fees and expenses of the Offerors’ registrar and transfer agent; all transfer taxes, if any, and all other fees and expenses incurred in connection with the sale and delivery of the Preferred Securities to the Underwriters;

(iv) The filing fees of the NASD and applicable fees charged by Nasdaq for inclusion of the Preferred Securities for quotation on The National Market System;

(v) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee, in connection with the Indenture and the Debentures;

(vi) the fees and expenses of the Property Trustee and Delaware Trustee, including the fees and disbursements of counsel for the Property Trustee and the Delaware Trustee, in connection with the Trust Agreement and the Certificate of Trust; and

(vii) All other costs and expenses incident to the performance of the Company’s and the Trust’s obligations hereunder which are not otherwise provided for in this Section 7(a).

8. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company and the Trust set forth herein as of the Closing Date, and if applicable, as of the Option Closing Date, as the case may be, to the accuracy of the statements of the Offerors’ directors and officers, to the performance by the Company and the Trust of their obligations hereunder, and to the following additional conditions, except to the extent expressly waived in writing by the Representatives:

(a) The Registration Statement and all post-effective amendments thereto shall have been declared effective by the Commission no later than 5:30 p.m. Eastern Time, on the date of this Agreement, or such later time as shall have been consented to in writing by the Representatives, but in any event not later than 5:30 p.m. Eastern Time on the third full business day following the date hereof; if the Offerors omitted information from the Registration Statement at the time it became effective in reliance on Rule 430A under the Securities Act, the Prospectus shall have been filed with the Commission in compliance with Rule 424(b) and Rule 430A under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued; no proceeding for the issuance of such an order shall have been initiated or shall be pending or, to the knowledge of the Offerors or the Representatives, threatened or contemplated by the Commission; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to the Representatives’ satisfaction.

(b) The Preferred Securities, the Guarantee and the Junior Subordinated Debentures shall have been qualified or registered for sale, or subject to an available exemption from such qualification or registration, under the Blue Sky Laws of such jurisdictions as shall have been reasonably specified by the Representatives.

(c) Since the dates as of which information is given in the Registration Statement:

(i) There shall not have been any material adverse change, or any development involving a prospective material adverse change, in the ability of the Company or any Subsidiary to conduct their respective businesses (whether by reason of any court, legislative, other governmental action, order, decree, or otherwise), or in the general affairs, condition (financial and otherwise), business, prospects, properties, management, financial position or earnings, results of operations, or net worth of the Company or any Subsidiary, whether or not arising from transactions in the ordinary course of business; and

(ii) Neither the Company nor any Subsidiary shall have sustained any loss or interference from any labor dispute, strike, fire, flood, windstorm, accident, or other calamity (whether or not insured) or from any court or governmental action, order, or decree; the effect of which on the Company or any Subsidiary, in any such case described in clause (c)(i) or (ii) above, is in the reasonable opinion of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Preferred Securities on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

(d) There shall have been furnished to the Representatives on the Closing Date and the Option Closing Date, except as otherwise expressly provided below:

(i) The favorable opinion of Day Edwards Propester & Christensen, P.C., counsel to the Company, dated as of the Closing Date and any Option Closing Date, substantially in the form attached hereto as Exhibit A;

(ii) The favorable opinion, dated the Closing Date and the Option Closing Date, of Emmet, Marvin & Marvin LLP, counsel to The Bank of New York, substantially in the form attached hereto as Exhibit B;

(iii) The favorable opinion, dated the Closing Date and the Option Closing Date, of Richards, Layton & Finger, special Delaware counsel to the Company and the Trust, substantially in the form attached hereto as Exhibit C;

(iv) The favorable opinion, dated the Closing Date and the Option Closing Date, of Richards, Layton & Finger, special Delaware counsel to Trust Delaware, substantially to the effect and in the form attached hereto as Exhibit D; and

(v) The opinion of Fulbright & Jaworski L.L.P., special tax counsel to the Offerors, substantially to the effect that (i) the Junior Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes, (ii) the Trust will be classified as a grantor trust for United States federal income tax purposes, and (iii) the statements set forth in the Prospectus under the caption “Certain Federal Income Tax Consequences” constitute, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the ownership and disposition of the Preferred Securities under current law. Such opinion may be conditioned on, among other things, the initial and continuing accuracy of the facts, financial and other information, covenants and representations set forth in certificates of officers of the Company and other documents deemed necessary for such opinion.

(vi) The favorable opinion, dated the Closing Date and the Option Closing Date, of Gibson, Dunn & Crutcher LLP, counsel to the Underwriters, as to such matters as the Representatives shall reasonably request.

In rendering such opinions, counsel may rely upon an opinion or opinions, each dated the Closing Date or the Option Closing Date as the case may be, of other counsel retained by them or the Company who shall be acceptable to counsel for the Underwriters as to the laws of any jurisdiction other than the United States, provided that (A) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives, and (B) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon. Insofar as such opinions involve factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company, its Subsidiaries and the Trust and certificates of public officials.

(e) At the time this Agreement is executed and also on the Closing Date and the Option Closing Date, as the case may be, there shall be delivered to the Representatives a letter from Ernst & Young LLP, the Company’s independent accountants, the first letter to be dated the date of this Agreement, the second letter to be dated the Closing Date, and the third letter to be dated the Option Closing Date, if any, which shall be in form and substance reasonably satisfactory to the Representatives and shall contain information as of a date within three days of the date of such letter. There shall not have been any change set forth in any letter referred to in this subsection (e) that makes it impracticable or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Preferred Securities as contemplated hereby.

(f) On the Closing Date and on the Option Closing Date, a certificate signed by the Chairman of the Board, the President, a Vice Chairman of the Board or any Executive or Senior Vice President and the principal financial or accounting officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration Statement and this Agreement and that:

(i) The representations and warranties of the Offerors in this Agreement are true and correct in all material respects on and as of the Closing Date or the Option Closing Date, as the case may be, with the same effect as if made on the Closing Date or the Option Closing Date, as the case may be, and the Offerors have complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be;

(ii) The Commission has not issued an order preventing or suspending the use of the Prospectus or any Preliminary Prospectus or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and, to the knowledge of the respective signatories, no proceeding for that purpose has been instituted or is pending or contemplated under the Securities Act;

(iii) Each of the respective signatories of the certificate has carefully examined the Registration Statement, the Prospectus, and any amendments or supplements thereto, and such documents contain all material statements and information required to be made therein, and neither the Registration Statement nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the date on which the Registration Statement was initially filed, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth; provided, however, that no representation need be made as to information contained in or omitted from the Registration Statement or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company and the Trust by or on behalf of any Underwriter through the Representatives; and

(iv) Since the date on which the Registration Statement was initially filed with the Commission, there has not been any material adverse change or a development involving a prospective material adverse change in the business, properties, financial condition, or earnings of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Registration Statement as heretofore amended or (but only if the Representatives expressly consent thereto in writing) as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the Representatives after the execution of this Agreement; since such date and except as so disclosed or in the ordinary course of business, neither the Company nor any Subsidiary has incurred any liability or obligation, direct or indirect, or entered into any transaction that is material to the Company or such Subsidiary, as the case may be, not contemplated in the Prospectus; since such date and except as so disclosed there has not been any change in the outstanding capital stock of the Company, or any change that is material to the Company and its Subsidiaries taken as a whole in the short-term debt or long-term debt of the Company or any Subsidiary; since such date and except as so disclosed, neither the Company nor any of its Subsidiaries have incurred any material contingent obligations, and no material litigation is pending or, to their knowledge, threatened against the Company or any Subsidiary; and, since such date and except as so disclosed, neither the Company nor any of its Subsidiaries have sustained any material loss or interference from any strike, fire, flood, windstorm, accident or other calamity (whether or not insured) or from any court or governmental action, order, or decree.

(g) Prior to the Closing Date and any Option Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request in connection with the offering of the Preferred Securities.

(h) At the Closing Date, the Preferred Securities shall have been approved for listing on the Nasdaq National Market.

(i) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j) At any time prior to Closing Date, (i) there shall not have occurred any domestic or international event or act or occurrence that has caused, or in the Representatives’ reasonable judgment will cause, any material adverse change or disruption in the financial markets in the United States or any outbreak of hostilities, escalation of existing hostilities or declaration of national emergency in the United States or other calamity or crisis the effect of which, in the reasonable judgment of the Underwriter, is so material and adverse as to make it impracticable to market the Preferred Securities or to enforce contracts, including orders, for the sale of the Preferred

Securities, and (ii) trading generally on either the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal, New York or Oklahoma authorities.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice from the Representatives to the Company at any time without liability on the part of any Underwriter, including the Representatives, or the Company, except for expenses to be paid by the Company pursuant to Section 7 hereof or reimbursed by the Company pursuant to Section 9 and except to the extent provided in Section 11.

9. Reimbursement of Underwriters’ Expenses. If the sale of the Preferred Securities to the Underwriters on the Closing Date is not consummated because the offering is terminated or indefinitely suspended by the Company or by the Representatives for any reason permitted by this Agreement, other than pursuant to Section 12, and other than the Underwriters’ inability to legally act as Underwriters, the Company will reimburse the Underwriters for the Underwriters’ reasonable out-of-pocket expenses, including fees and disbursements of their counsel, that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Preferred Securities. Any such termination or suspension shall be without liability of any party to the other except that the provisions of this Section 9, and Sections 7 and 11 shall remain effective and shall apply.

10. Maintain Effectiveness of Registration Statement. The Representatives and the Company will use their respective best efforts to prevent the issuance of any stop order or other such order suspending the effectiveness of the Registration Statement and, if such stop order is issued, to obtain the lifting thereof as soon as possible.

11. Indemnification and Contribution.

(a) The Offerors agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, expenses, liabilities, or actions in respect thereof (“Claims”), joint or several, to which such Underwriter or each such controlling person may become subject under the Securities Act, the Exchange Act, the Securities Act Regulations, the Exchange Act Regulations Blue Sky Laws or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Claims arise out of or are based upon the inaccuracy or breach of any representation, warranty, or covenant of the Company or the Trust contained in this Agreement, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any application filed under any Blue Sky Law or other document executed by the Offerors for that purpose or based upon written information furnished by the Offerors and filed in any state or other jurisdiction to qualify or register any or all of the Preferred Securities under the securities laws thereof (any such document, application, or information being hereinafter called a “Blue Sky Application”), or arise out of or are based upon the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company agrees to reimburse each Underwriter and each such controlling person promptly for any legal fees or other expenses incurred by such Underwriter or any such controlling person in connection with investigating or defending any such Claim or appearing as a third-party witness in connection with any such Claim; provided, however, that the Company will not be liable in any such case to the extent that any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with the written information furnished by or on behalf of the Underwriters to the Offerors expressly for use therein pursuant to Section 4 of this Agreement.

(b) Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Offerors, each of their directors, each of their officers who sign the Registration Statement, and each person who controls the Company or the Trust within the meaning of the Securities Act, against any Claim to which the Offerors, or any such director, officer, or controlling person may become subject under the Securities Act, the Exchange Act, the Securities Act Regulations, the Exchange Act Regulations, Blue Sky Laws, or other federal or state statutory laws or regulations, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter and the Representatives, which consent shall not be unreasonably withheld), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with the written information furnished by or on behalf of such Underwriter to the Offerors pursuant to Section 4 of this Agreement. Each Underwriter will severally reimburse any legal fees or other expenses reasonably incurred by the Offerors, or any such director, officer, or controlling person in connection with investigating or defending any such Claim, and from any and all Claims resulting from failure of such Underwriter to deliver a copy of the Prospectus, if the person asserting such Claim purchased Preferred Securities from such Underwriter and a copy of the Prospectus (as then amended if the Offerors shall have amended the Prospectus) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Preferred Securities to such person, and if the Prospectus (as so amended) would have cured the defect giving rise to such Claim (unless such failure was due to a failure by the Company and the Trust to provide sufficient copies of the Prospectuses (as so amended) to each Underwriter).

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 11 of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with all other indemnifying parties, similarly notified, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

(d) Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party’s election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under subsection (a) or (b) of this Section 11 for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:

(i) the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the last sentence of subsection (c) of this Section 11 (it being understood, however, that the indemnified party shall not be liable for the legal fees and expenses of more than one separate counsel (plus local counsel), approved by the Representatives if one or more of the Underwriters or their controlling persons are the indemnified parties); or

(ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party’s notice to the indemnifying party of commencement of the action;

(e) If the indemnification provided for in this Section 11 is unavailable to an indemnified party or is insufficient to hold harmless an indemnified party under subsection (a) or (b) of this Section 11 in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject, to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim:

(i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from the offering of the Preferred Securities; or

(ii) if the allocation provided by clause (e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (e)(i) above, but also the relative fault of the Offerors on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such Claim, as well as any other relevant equitable considerations.

The respective relative benefits received by the Offerors on the one hand and the Underwriters on the other hand shall be deemed to be in such proportion that the Underwriters are responsible for that portion of a Claim represented by the percentage that the amount of the Underwriting Commission bears to the public offering price of the Preferred Securities, and the Company (including the Company’s directors, officers, and controlling persons) is responsible for the remaining portion of such Claim.

The relative fault of the Offerors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors on the one hand or the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections (c) and (d) of this Section 11, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

(f) The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata or per capita allocation or by any other method or allocation that does not take into account the equitable considerations referred to in subsection (e) of this Section 11. Notwithstanding the other provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Preferred Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligation to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

(g) The obligations of the Company, the Trust and the Underwriters under this Section 11 shall be in addition to any liability that the Company, the Trust or the Underwriters may otherwise have.

12. Default of Underwriters. It shall be a condition to this Agreement and to the obligations of the Trust to sell and deliver the Preferred Securities hereunder, and to the obligations of each Underwriter to purchase the Preferred Securities in the manner described herein, that, except as hereinafter provided in this Section 12, each of the Underwriters (except a defaulting Underwriter) shall purchase and pay for all the Preferred Securities agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Preferred Securities in accordance with the terms hereof. If any Underwriter or Underwriters default in its or their obligations to purchase Preferred Securities hereunder on either the Closing Date or the Option Closing Date and the aggregate number of Preferred Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the liquidation amount of Preferred Securities the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements for the purchase of such Preferred Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Preferred Securities such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date. If any Underwriter or Underwriters so default and the liquidation amount of Preferred Securities with respect to which such default or defaults occur is greater than the above percentage and arrangements satisfactory to the Representatives for the purchase of such Preferred Securities by other person are not made within 36 hours after such default, the provisions of Section 9 shall have no effect and the Company shall not be required to reimburse the Underwriters for any out-of-pocket expenses, and this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except to the extent provided in Section 11.

If Preferred Securities to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the Closing Date or Option Closing Date, as the case may be, for not more than seven business days in order that the necessary changes, if any, in the Registration Statement, Prospectus, and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 12. Nothing herein will relieve a defaulting Underwriter from liability for its default.

13. Effective Date. This Agreement shall become effective immediately on the date hereof.

14. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Representatives prior to the Closing Date and the option from the Company and the Trust referred to in Section 3, if exercised, may be canceled by the Representatives at any time prior to the Option Closing Date, if:

(a) The Offerors shall have failed, refused, or been unable, at or prior to the Closing Date or Option Closing Date, as the case may be, to perform any agreement on its part to be performed hereunder;

(b) Any other condition to the obligations of the Underwriters hereunder is not fulfilled; or

(c) In the Representatives’ reasonable judgment, payment for and delivery of the Preferred Securities is rendered impracticable or inadvisable because:

(i) Additional governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on any national securities exchange or over-the-counter market, or trading in securities generally shall have suspended on any national securities exchange or on The Nasdaq Stock Market, or a general banking moratorium shall have been established by federal or state authorities;

(ii) Any event shall have occurred or shall exist that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or that is not reflected in the Registration Statement but should be reflected therein to make the statements or information contained therein not misleading in any material respect; or

(iii) Any outbreak or escalation of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent, in the Representatives’ reasonable judgment, as to have a material adverse effect on the general securities market or make it impracticable or inadvisable to proceed with completion of the sale and payment for the Preferred Securities as provided in this Agreement.

Any termination pursuant to this Section 14 shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid by the Company pursuant to Section 7 or reimbursed by the Company pursuant to Section 9 and except as to indemnification and contribution to the extent provided in Section 11).

15. Representations and Indemnities to Survive Delivery. The respective indemnity and contribution agreements of the Company and the Underwriters, and the representations, warranties, covenants, other statements of the Offerors and of their directors and officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Offerors, or any of its or their partners, officers, directors, or any controlling person, as the case may be, and will survive delivery of and payment for the Preferred Securities sold hereunder. The respective indemnity and contribution agreements of the Company and the Underwriters, the provisions of Section 7(a) and Section 9 of this Agreement, and the representations and warranties of the Offerors will survive the termination or cancellation of this Agreement.

16. Notices. All communications hereunder shall be in writing and, if sent to the Representatives, will be mailed, delivered, or telecopied (with receipt confirmed) to the Representatives, c/o Advest, Inc., at One Rockefeller Plaza, 20th Floor, New York, New York 10020, Attention: Stephen J. Gilhooly, Director (Fax No. (212) 484-3892) with a copy to Steven R. Finley, Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166, (Fax No. (212) 351-4035); and if sent to the Company or the Trust will be mailed, delivered, or telecopied (with receipt confirmed) to BancFirst Corporation, 101 N. Broadway, Oklahoma City, Oklahoma 73102, Attention: David E. Rainbolt, President and Chief Executive Officer (Fax No. (405) 270-1089) with a copy to Jeanette C. Timmons, Day Edwards Propester & Christensen, P.C., 210 Park Avenue, Suite 2900, Oklahoma City, Oklahoma 73102 (Fax No. (405) 236-1012).

17. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns, and to the benefit of the directors and officers (and their personal representatives) and controlling persons referred to in Section 11, and no other person shall acquire or have any right or obligation hereunder. The terms “successors or assigns,” as used in this Agreement, shall not include any purchaser of the Preferred Securities from any Underwriter merely by reason of such purchase.

18. Partial Unenforceability. If any section, subsection, clause, or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, subsection, clause, or provision hereof.

19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

20. Entire Agreement. This Agreement embodies the entire agreement among the parties hereto with respect to the transactions contemplated herein, and there have not been and are no agreements among the parties with respect to such transactions other than as set forth or provided for herein.

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed counterparts hereof, whereupon it will become a binding agreement among the Company, the Trust and the Underwriters, including the Representatives, in accordance with its terms.

Very truly yours,

BANCFIRST CORPORATION

By:
David Rainbolt
President and Chief Executive Officer

BFC CAPITAL TRUST II

By:	BANCFIRST CORPORATION as Depositor

By:
David Rainbolt
President and Chief Executive Officer

ADVEST, INC.
As representative of the several underwriters listed in Schedule I

By:

Name:

Title:

HOWE BARNES INVESTMENTS, INC.

By:

Name:

Title:

BFC CAPITAL TRUST II

BANCFIRST CORPORATION

SCHEDULE I

Name of Underwriter	Liquidation Amount of Firm Securities to be Purchased

Advest, Inc.	$

Howe Barnes Investments, Inc.	$

Aggregate Liquidation Amount		$25,000,000

EXHIBIT A

The opinion of counsel to the Company to be delivered pursuant to Section 8(d)(i) of the Underwriting Agreement shall be substantially to the effect that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, with requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. BancFirst is a commercial bank organized, validly existing and in good standing under the laws of the State of Oklahoma, with requisite power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement. Each of the Company’s other direct and indirect subsidiaries is organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, with requisite corporate power and authority to own, lease and operate its respective properties and conduct its business as described in the Registration Statement, except where the failure to be in good standing would not have a material adverse effect on the business, financial condition or results operations of the Company and its subsidiaries, considered as one enterprise.

2. The deposit accounts of BancFirst are insured by the Bank Insurance Fund of the FDIC up to the maximum amount allowable by law, and, to such counsel’s knowledge, no proceedings for the termination or revocation of such insurance are pending or threatened.

3. All of the issued and outstanding shares of capital stock of each of the Company’s direct or indirect subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable and, to such counsel’s knowledge, with the exception of Century Life Assurance Company, the capital stock of which is owned 75% by the Company, are owned by the Company or one of its wholly-owned subsidiaries free and clear of any security interests, liens, pledges, claims or other encumbrances, except where the failure to own such shares free and clear of any security interests, liens, pledges, claims or other encumbrances would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, considered as one enterprise.

4. The authorized and outstanding capital stock of the Company as of the date indicated is as set forth in the Prospectus in the “Actual” column under the heading “Capitalization.”

5. The Company has full corporate power and authority to execute, deliver and perform the Underwriting Agreement, the Trust Agreement, the Guarantee Agreement, the Indenture and the Expense Agreement (the “Operative Documents”) and to issue and perform its obligations under the Debentures as contemplated by the Prospectus; the Underwriting Agreement has been duly authorized, executed and delivered by the Company, and, assuming the due authorization, execution and delivery thereof by the Trust and the Underwriters, the Underwriting Agreement constitutes a legal, valid, and binding obligation of each of the Company and the Trust, enforceable against each of the Company and the Trust in accordance with its terms, except as enforceability of the Underwriting Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by equitable principles limiting the right to specific performance or other equitable relief and except as the obligations of the Company under the indemnification and contribution provisions of Section 11 of the Underwriting Agreement may be limited by laws or unenforceable as against public policy, as to which no opinion is expressed.

6. The Trust Agreement has been duly authorized, executed and delivered by the Company and the Administrative Trustees and is a valid and binding obligation of the Company and the Administrative Trustees enforceable against the Company and the Administrative Trustees in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general equity principles (whether considered in a proceeding in equity or at law).

7. The Guarantee Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general equity principles (whether considered in a proceeding in equity or at law).

8. The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general equity principles (whether considered in a proceeding in equity or at law).

9. The Debentures have been duly authorized, executed and delivered by the Company and, when duly authenticated in accordance with the Indenture and delivered and paid for as contemplated by the Prospectus, will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general equity principles (whether considered in a proceeding in equity or at law).

10. Neither the Company nor the Trust is, and following the issuance of the Preferred Securities and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom as described in the Prospectus, neither the Company nor the Trust will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

11. The statements set forth in the Registration Statement under the captions “Description of the Preferred Securities,” “Description of the Junior Subordinated Debentures,” “Description of the Guarantee” and “Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee,” insofar as they purport to describe the provisions of the laws referred to therein, fairly summarize the legal matters described therein.

12. The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, any required filing of the Prospectus or any supplement thereto pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) and, to such counsel’s knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefore have been initiated or threatened by the Commission.

13. The Registration Statement (including the information required by Rule 430A, if applicable) and the Prospectus and any amendment or supplement thereto (except for the financial statements and other financial and statistical data included therein or omitted therefrom, as to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the applicable requirements of the Securities Act and the Securities Act Regulations.

14. The documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel expresses no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectus), as of the dates they were filed with the Commission, complied as to form in all material respects with the applicable requirements of the Exchange Act and the Exchange Act Regulations.

15. Such counsel knows of no legal or governmental proceedings pending to which the Company or any direct or indirect subsidiary is a party or of which any property of the Company or any direct or indirect subsidiary is the subject that are required to be disclosed in the Registration Statement or that would prevent the consummation of the transactions contemplated in the Underwriting Agreement or the Indenture; and such counsel knows of no such proceedings that are threatened or contemplated by governmental authorities or threatened by others.

16. Such counsel knows of no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described in the Registration Statement or to be filed as exhibits thereto other than those described therein or filed or incorporated by reference as exhibits thereto, and such instruments as are summarized in the Registration Statement are fairly summarized in all material respects.

17. No approval, authorization, consent, registration, qualification or other order of any public board or body is required in connection with the execution and delivery of the Underwriting Agreement, the Trust Agreement, the Guarantee Agreement, the Expense Agreement and the Indenture or the issuance and sale of the Preferred Securities or the consummation by the Company of the other transactions contemplated by the Underwriting Agreement, the Trust Agreement, the Guarantee Agreement, the Expense Agreement or the Indenture, except such as have been obtained under the Securities Act, the Exchange Act and the Trust Indenture Act or such as may be required under the blue sky or securities laws of various states in connection with the offering and sale of the Preferred Securities.

18. To such counsel’s knowledge, each of the Company and BancFirst and each other direct or indirect subsidiary of the Company has all material licenses, permits and other governmental authorizations currently required for the conduct of its business as presently conducted.

19. The execution and delivery of the Underwriting Agreement, the Trust Agreement, the Guarantee Agreement, the Expense Agreement and the Indenture, the issue and sale of the Preferred Securities and the Debentures, the compliance by the Company with the provisions of the Preferred Securities, the Debentures, the Indenture, the Trust Agreement, the Guarantee Agreement, the Expense Agreement and the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with or constitute a breach of, or default under, (a) the articles of incorporation, charter or by-laws of the Company or any direct or indirect subsidiary or (b) any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which either the Company or any direct or indirect subsidiary is a party or by which any of them or any of their respective properties may be bound except for such breaches as would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries considered as one enterprise, nor will such action result in a violation on the part of the Company or any direct or indirect subsidiary of any applicable law or regulation or of any administrative, regulatory or court decree known to such counsel.

20. Counsel will supplementally provide a written statement that such counsel has participated in the preparation of the Registration Statement and the Prospectus and has reviewed the documents incorporated by reference in the Prospectus, and no facts have come to the attention of such counsel to lead it to believe (a) that the Registration Statement (including the information required by Rule 430A, if applicable) or any amendment thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (b) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Prospectus was issued, or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) that the documents incorporated by reference in the Prospectus (except for the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which such counsel need not comment, and except to the extent that any statement therein is modified or superseded in the Prospectus), as of the dates they were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

EXHIBIT B

The opinion of counsel to the Trust Company to be delivered pursuant to Section 5(b)(iii) of the Underwriting Agreement shall be substantially to the effect that:

1. The Trust Company is a banking organization organized under the laws of the State of New York with trust powers, duly organized, validly existing and in corporate good standing under the laws of the State of New York with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under, the Indenture, the Trust Agreement and the Guarantee Agreement.

2. The execution, delivery and performance by the Trust Company, as Property Trustee, of the Trust Agreement, the execution, delivery and performance by the Trust Company, as Guarantee Trustee, of the Guarantee Agreement and the execution, delivery and performance by the Trust Company, as Indenture Trustee, of the Indenture have been duly authorized by all necessary corporate action on the part of the Trust Company. The Trust Agreement constitutes the legal, valid and binding obligation of the Property Trustee acting in such capacity and is enforceable against the Property Trustee, in such capacity in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership or similar laws relating to the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Guarantee Agreement constitutes the legal, valid and binding obligation of the Guarantee Trustee, acting in such capacity, and is enforceable against the Guarantee Trustee, in such capacity, in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership or similar laws relating to the enforcement of creditors’ rights generally            , and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture constitutes the legal, valid and binding obligation of the Indenture Trustee and is enforceable against the Indenture Trustee in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, receivership or similar laws relating to the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3. The execution, delivery and performance of the Trust Agreement, the Guarantee Agreement and the Indenture by the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, do not conflict with or constitute a breach of the charter or by-laws of the Trust Company.

4. No consent, approval or authorization of, or registration with or notice to any federal or New York state banking authority having jurisdiction over the Trust Company is required for the execution or delivery by the Trust Company of the Trust Agreement, the Guarantee Agreement or Indenture or the performance by the Trust Company of its duties thereunder as Property Trustee, Guarantee Trustee or Indenture

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Trustee as the case may be (provided that we express no opinion herein as to compliance with any federal or state securities laws that may be applicable).

5. The Debentures delivered on the date hereof have been duly authenticated by the Indenture Trustee in accordance with the terms of the Indenture (provided that we express no opinion herein as satisfaction of any conditions precedent to authorization and delivery under the terms of the Indenture).

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EXHIBIT C

The opinion of special Delaware counsel to the Company and the Trust to be delivered pursuant to Section 8(d)(iii) of the Underwriting Agreement shall be substantially to the effect that:

1. The Trust has been duly created and is validly existing in good standing as a Statutory trust under the Delaware Act and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a Statutory trust have been made.

2. Under the Delaware Act and the Trust Agreement, the Trust has the requisite power and authority to (i) own its properties and conduct its business, all as described in the Prospectus, (ii) execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party, (iii) purchase and hold the Debentures, and (iv) to issue and perform its obligations under the Preferred Securities and the Common Securities.

3. The Trust Agreement constitutes a valid and binding obligation of the Company and the Trustees and is enforceable against the Company and the Trustees in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, receivership, liquidation, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) general principles of equity (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) considerations of public policy or the effect of applicable law relating to fiduciary duties.

4. The Preferred Securities have been duly authorized for issuance by the Trust and, when issued, executed, authenticated and delivered in accordance with the terms of the Trust Agreement against payment therefore as set forth in the Underwriting Agreement, will be duly and validly issued and (subject to the terms of the Trust Agreement) fully paid and nonassessable undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement (subject to the limitations set forth in paragraph 3 above). The holders of the Preferred Securities, as beneficial owners of the Trust, will be entitled to the same limitations of personal liability as are extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided that such counsel may note that such holders may be obligated to make certain payments as set forth in the Trust Agreement.

5. The Common Securities have been duly authorized for issuance by the Trust and, when issued, executed and delivered to the Company against payment therefor in accordance with the terms of the Trust Agreement, will be duly and validly issued undivided beneficial interests in the assets of the Trust entitled to the benefits of the Trust Agreement (subject to the limitations set forth in paragraph 3 above).

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6. Under the Delaware Act and the Trust Agreement, the issuance of the Preferred Securities and the Common Securities is not subject to any preemptive or similar rights.

7. The issuance and sale by the Trust of the Preferred Securities and Common Securities, the purchase by the Trust of the Debentures, the execution, delivery and performance by the Trust of the Underwriting Agreement, the consummation by the Trust of the transactions contemplated by the Underwriting Agreement and the compliance by the Trust with its obligations thereunder will not violate (i) any of the provisions of the Certificate of Trust or the Trust Agreement or (ii) any applicable Delaware law or administrative regulation.

8. No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with of the issuance and sale of the Preferred Securities and the Common Securities or the performance by the Trust of its obligations under the Operative Documents to which it is a party.

9. Assuming that (a) the Trust derives no income from or in connection with sources within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware and (b) the Trust is treated as a grantor trust under the Internal Revenue Code, the holders of the Preferred Securities (other than those holders of Preferred Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

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EXHIBIT D

The opinion of counsel to the Delaware Trustee to be delivered pursuant to Section 8(d)(iv) of the Underwriting Agreement shall be substantially to the effect that:

1. The Delaware Trustee is a Delaware banking corporation with trust powers, duly incorporated, validly existing and in good standing under the laws of the State of Delaware with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under, the Trust Agreement.

2. The execution, delivery and performance by the Delaware Trustee of the Trust Agreement have been duly authorized by all necessary corporate action on the part of the Delaware Trustee. The Trust Agreement has been duly executed and delivered by the Delaware Trustee.

3. The execution, delivery and performance of the Trust Agreement by the Delaware Trustee do not conflict with or constitute a breach of the charter or by-laws of the Delaware Trustee.

4. No consent, approval or authorization of, or registration with or notice to any Delaware banking authority is required for the execution, delivery or performance by the Delaware Trustee of the Trust Agreement.

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